THE ARBITRAGE FUNDS

                                DISTRIBUTION PLAN
                                  (12B-1 PLAN)

The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by The Arbitrage Funds (the "Trust"), a Delaware trust, on behalf of the portfolios of the Trust (the "Fund") and/or Shares ("Classes") of the Funds set forth in exhibits hereto. The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such plan.

In approving the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The provisions of the Plan are as follows:

1.  PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

    (a) The Trust, on behalf of the Fund, will pay RAFFERTY CAPITAL MARKETS, INC. (the "Distributor"), as a principal underwriter of the Fund's shares, a distribution fee as set forth in the exhibits in connection with the promotion and distribution of Fund shares and the provision of personal services to shareholders, including, but not necessarily limited to, advertising, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders, and the printing and mailing of sales literature. The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the "Rule 12b-1 Agreement"), a form of which is attached hereto as Appendix A with respect to the Fund. Payment of these fees shall be made monthly promptly following the close of the month.

    (b) No Rule 12b-1 Agreement shall be entered into with respect to the Fund and/or Class and no payments shall be made pursuant to any Rule 12b-1 Agreement, unless such Rule 12b-1 Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Trust's Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement. The form of Rule 12b-1 Agreement relating to the Fund attached hereto as Appendix A has been approved by the Trust's Board of Trustees as specified above.

    (c) Any Rule 12b-1 Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

2.  QUARTERLY REPORTS

    The Distributor shall provide to the Board of Trustees, and the Trustees shall review at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.

3.  EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan. The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue with respect to the Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such continuance. The Plan, or any Rule 12b-1 Agreement, may be terminated with respect to the Fund at any time, without penalty, on not more than sixty days' written notice by a majority vote of shareholders of such Fund, or by vote of a majority of the Disinterested Trustees.

4.  SELECTION OF DISINTERESTED TRUSTEES

    During the period in which the Plan is effective, the selection and nomination of those Trustees who are Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees.

5.  AMENDMENTS

    All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Trustees, and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be expended by the Fund hereunder without the approval by a majority vote of shareholders of the Fund affected thereby.

6.  RECORDKEEPING

    The Trust shall preserve copies of the Plan, any Rule 12b-1 Agreement and all reports made pursuant to Section 2 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Agreement or such reports, as the case may be, the first two years in an easily accessible place.




                                   APPENDIX A
                              RULE 12B-1 AGREEMENT

                         RAFFERTY CAPITAL MARKETS, INC.
                              1311 MAMRONECK AVENUE
                             WHITE PLAINS, NY 10605

                                DEALER AGREEMENT

    This Agreement made as of ______________________, 2000, between Rafferty Capital Markets, Inc. ("RCM"), a Delaware limited liability company, and __________________________________ ("DEALER"), a corporation organized and existing under the laws of ______________________________.

    WHEREAS, ________________ (the "Trust") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest ("Shares") in the separate series of the Trust listed on Schedule A (each, a "Fund");

    WHEREAS, RCM serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, and

    WHEREAS, DEALER desires to serve as a selected dealer for the Shares of the Funds.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, RCM and DEALER agree as follows:

    1. OFFERS AND SALES OF SHARES. The DEALER agrees to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then-current prospectus(es), including any supplements or amendments thereto, of each Fund ("Prospectus"). The DEALER agrees to act only as agent on behalf of its customers in such transactions and shall not have authority to act as agent for the Funds, for RCM, or for any other dealer in any respect. All purchase orders are subject to acceptance by RCM and the relevant Fund and become effective only upon confirmation by RCM or an agent of the Fund. In its sole discretion, either the Fund or RCM may reject any purchase order and may, provided notice is given to the DEALER, suspend sales or withdraw the offering of Shares entirely.

    2. PROCEDURES FOR PURCHASES. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to DEALER by RCM from time to time.

    3. SETTLEMENT AND DELIVERY FOR PURCHASES. Transactions shall be settled by the DEALER by payment in Federal funds of the full purchase price to the Fund's transfer agent in accordance with applicable procedures. Payment for Shares shall be received by the Fund's transfer agent by the later of (a) the end of the third business day following the Dealer's receipt of the customer's order to purchase such Shares or (b) the end of one business day following the Dealer's receipt of the customer's payment for such Shares, but in no event later than the end of the sixth business day following the Dealer's receipt of the customer's order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on RCM's part or on the part of the Funds.

    4. PROCEDURES FOR REDEMPTION, REPURCHASE AND EXCHANGE. Redemption or repurchases of Shares as well as exchange requests shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to DEALER by RCM from time to time.

    5.  COMPENSATION.

        (a) On each purchase of Shares by the DEALER from RCM, the total sales charges and discount to dealer, if any, shall be as stated in each Fund's Prospectus. Such sales charges and discounts to dealers are subject to reductions under a variety of circumstances as described in each Fund's Prospectus. To obtain these reductions, RCM must be notified when a sale takes place that would qualify for the reduced charge. If any Shares sold to the DEALER under the terms of this Agreement are redeemed by a Fund or tendered for redemption or repurchased by a Fund or by RCM as agent within seven business days after the date the DEALER purchased such Shares, the DEALER shall forfeit its right to any discount or commission received by or allowed to the DEALER from the original sale.

         (b) From time to time during the term of this Agreement, RCM may make payments to DEALER pursuant to one or more distribution plans adopted by certain of the Funds pursuant to Rule 12b-1 under the 1940 Act ("Plan of Distribution") in consideration, with respect to each such Fund, of DEALER'S furnishing distribution services hereunder. The provisions and terms of a Fund's Plan of Distribution are described in its Prospectus and statement of additional information ("SAI"), and the DEALER agrees that RCM has made no representations to the DEALER with respect to the Plan of Distribution in addition to or conflicting with the description set forth therein. The DEALER agrees that (i) DEALER has no right to receive payment of any amounts otherwise payable to it by RCM under a Fund's Plan of Distribution until such time as RCM is in receipt of such fee from the Fund and (ii) RCM'S liability to the DEALER for the payment of any such fees is limited solely to the amount of the applicable Fund's fee sent to RCM.

    6. EXPENSES. The DEALER agrees that it will bear all expenses incurred in connection with its performance of this Agreement.

    7. DEALER REGISTRATION. The DEALER represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934 ( the "1934 Act"), is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, if it sells shares in additional states or jurisdictions in the future, will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares. The DEALER shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. The DEALER further represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that it agrees to abide by the Conduct Rules of the NASD. The DEALER further represents and warrants that it is a member of the Securities Investor Protection Corporation in good standing.

    8.  COMPLIANCE WITH FEDERAL AND STATE LAWS.

         (a) The DEALER will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, the DEALER will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related SAI. RCM shall be under no liability to the DEALER except for lack of good faith and for obligations expressly assumed by RCM herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

         (b) RCM shall, from time to time, inform the DEALER as to the states and jurisdictions in which RCM believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. The DEALER agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

         (c) RCM assumes no responsibility in connection with the registration of the DEALER under the laws of the various states or under federal law or the DEALER'S qualification under any such law to offer or sell Shares.

    9. UNAUTHORIZED REPRESENTATIONS. No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by RCM as information supplemental to each Prospectus. RCM shall, upon request, supply the DEALER with reasonable quantities of Prospectuses and SAIs. The DEALER agrees not to use other advertising or sales material relating to the Funds unless approved by RCM in advance of such use. Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

    10. CONFIRMATIONS. The DEALER agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the 1934 Act. In the event the customers of DEALER place orders directly with the Fund or any of its agents, confirmations will be sent to such customers, as required, by the Fund's transfer agent.

    11. RECORDS. The DEALER agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares to its customers, and upon the reasonable request of RCM, or of the Funds, to make these records available to RCM or the Fund's administrator as reasonably requested. On orders placed directly with the Fund or its agents, the Fund's transfer agent will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

    12. TAXPAYER IDENTIFICATION NUMBERS. The DEALER agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide RCM or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

    13.  INDEMNIFICATION.

         (a) The DEALER shall indemnify and hold harmless RCM, each Fund, the transfer agent and administrator of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by the DEALER of any provision of this Agreement.

         (b) RCM shall indemnify and hold harmless the DEALER and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by RCM of any provision of this Agreement.

         (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) notifying the other party (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph
(c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

    14. NO AGENCY CREATED. Nothing in this Agreement shall be deemed or construed to make the DEALER an employee, agent, representative or partner of any of the Funds or of RCM, and the DEALER is not authorized to act for RCM or for any Fund or to make any representations on RCM's or the Funds' behalf. The DEALER acknowledges that this Agreement is not exclusive and that RCM may enter into similar arrangements with other broker-dealers.

    15.  TERM, TERMINATION, ASSIGNMENT AND AMENDMENT.

         (a) This Agreement shall commence on the date first set forth above and shall continue in effect with respect to a Fund for more than one year only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         (b) Either party to this Agreement may terminate this Agreement by giving ten days' written notice to the other. This Agreement also may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of a majority of the members of the board of trustees of the Trust who are not "interested persons" (within the meaning of the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" (within the meaning of the 1940 Act) of the respective Fund on not more than sixty days' written notice.

         (c) This Agreement shall terminate automatically with respect to any Fund if (i) the DEALER files a petition in bankruptcy, (ii) a trustee or receiver is appointed for the DEALER or its assets under federal bankruptcy laws, (iii) the DEALER'S registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (iv) the DEALER'S NASD membership is suspended or revoked, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against the DEALER, or (vi) the Distribution Agreement between RCM and a Fund is terminated. This Agreement also shall terminate automatically in the event of its "assignment," within the meaning of the 1940 Act.

         (d) Termination of this Agreement by operation of this Paragraph 15 shall not affect any unpaid obligations under Paragraphs 3, 5 or 6 of this Agreement or the liability, legal and indemnity obligations set forth under Paragraphs 7, 8, 9 or 13 of this Agreement.

         (e) This Agreement may not be amended by either party without the prior written consent of the other party.

    16. NOTICES. Except as otherwise specifically provided in this Agreement, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

Notice to RCM shall be sent to:

         Rafferty Capital Markets, Inc.
         Attn:  Thomas A. Mulrooney
         1311 Mamaroneck Avenue
         White Plains, NY 10605

notice to the DEALER shall be sent to:
       _____________________________
       _____________________________
       _____________________________


    17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

    18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Wisconsin, provided that no provision shall be construed in a manner not consistent with the 1940 Act or any rule or regulation thereunder.

    19. CONFIDENTIALITY. RCM and the DEALER agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                                   RAFFERTY CAPITAL MARKETS, INC.


                                   By: _________________________________
                                   Type Name:___________________________

                                   DEALER

                                   By: _________________________________
                                   Type Name:___________________________